Graphic Packaging Holding Company Reports Second Quarter 2025 Financial Results

Second Quarter Highlights
•Waco, Texas recycled paperboard investment on track for Q4 2025 startup
•Packaging volumes +1%
•Innovation Sales Growth of $61 million
•Recycled Materials Association adds paper cups to recycling specifications
•$111 million share repurchase reduced outstanding shares by 1.6%

ATLANTA, July 29, 2025 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company”), a global leader in sustainable consumer packaging, today reported second quarter 2025 results.

Net Income in second quarter 2025 was $104 million, or $0.34 per diluted share, versus $190 million, or $0.62 per diluted share in second quarter 2024. Second quarter 2025 and 2024 Net Income was impacted by special items and amortization of purchased intangibles of $24 million net charge and $7 million net gain, respectively. Excluding special items and amortization of purchased intangibles, Adjusted Net Income for the second quarter of 2025 was $128 million, or $0.42 per diluted share, and $183 million, or $0.60 per diluted share in second quarter 2024.

Michael Doss, the Company’s President and CEO said, “Promotional activity drove modestly better than expected volumes in the second quarter. Conversations with our customers suggest potential for increased emphasis on volume growth and protecting share in the year ahead. As these customers refine their strategies, we are working closely with them to support their plans.

With our Waco, Texas recycled paperboard investment nearing completion, our capital spending will decline sharply in 2026, and we expect to generate cash well in excess of our internal needs for years to come. We expect to return substantial cash to stockholders through dividends and share repurchase, and reach investment grade over time. Investments like Waco and Kalamazoo, and our world-class innovation platform have positioned Graphic Packaging as the supplier of choice for many of the world's largest consumer staples companies, quick service restaurants, and retailers."

Operating Results

Net Sales

Second quarter 2025 Net Sales decreased 1% to $2,204 million, versus $2,237 million in the same quarter last year. The $33 million decline was driven by a $40 million impact from the divestiture of the Augusta, GA bleached paperboard manufacturing facility and reduced open market sales participation, partially offset by a $20 million favorable foreign exchange impact, while modest price pressure was partially offset by a modest volume increase.

EBITDA

Second quarter 2025 EBITDA decreased 29% to $323 million. Excluding the impact of business combinations and other special items, Adjusted EBITDA was $336 million versus $402 million in the same quarter last year. The decline in Adjusted EBITDA was driven by a $23 million decrease in price; $26 million of labor and benefits inflation; $10 million of input cost inflation; and a $5 million decrease relating to the divestiture of the Augusta, GA bleached paperboard manufacturing facility and reduced open market sales participation. Net Performance was negative, as actions taken to reduce inventory and related production inefficiencies more than offset the positive impact from modestly better packaging volumes (together a net negative $13 million). Foreign exchange had a favorable impact of $11 million. Second quarter Adjusted EBITDA Margin was 15.3% in 2025, and 18.0% in 2024.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) was $5,859 million in second quarter 2025 compared to $5,209 million in fourth quarter 2024. Net Debt (Total Debt less Cash and Cash Equivalents) was $5,739 million in second quarter 2025 compared to $5,052 million in fourth quarter 2024. The Company's second quarter 2025 Net Leverage Ratio was 3.7x compared to 3.0x in fourth quarter 2024.

Capital expenditures in second quarter 2025 were $228 million, versus $249 million in the same quarter last year.

The Company returned approximately $177 million to stockholders during the first six months of 2025 through regular dividends and share repurchase activity. During the second quarter, the Company repurchased approximately 1.6%, or approximately 5.0 million shares of its common stock outstanding, for $111 million. Regular dividends of approximately $33 million and $33 million were paid in the first and second quarter, respectively.

2025 Annual Guidance and Commentary

The Company currently expects full-year 2025 Net Sales, Adjusted EBITDA, and Adjusted EPS, including foreign exchange impact, of $8.4 billion to $8.6 billion, $1.45 billion to $1.55 billion, and $1.90 to $2.20, respectively. The changes from prior guidance reflect actual first half performance and a narrowing of and modest increase in second half revenue expectations. Volume and market uncertainty remain higher than normal.

Full-year 2025 capital spending is currently expected to be approximately $850 million. The increase in expected capital spending reflects higher final design and construction costs at the Company's Waco, Texas recycled paperboard facility. These higher costs are not expected to materially affect total project returns. The Company expects the increased spending to be offset by lower cash taxes and reduced working capital, leaving expected 2025 free cash flow unchanged.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality, or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions, and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (July 29, 2025) to discuss the results of second quarter 2025. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 582640
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to capital spending in 2026, timing for reaching investment grade status, 2025 net sales, Adjusted EBITDA and Adjusted Earning per Diluted Share guidance, and 2025 commentary on full year 2025 capital spending, cash taxes, working capital and cash flow, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2025	2024	2025	2024
Net Sales	$2,204	$2,237	$4,324	$4,496
Cost of Sales	1,784	1,756	3,459	3,489
Selling, General and Administrative	204	197	400	412
Other Expense, Net	10	16	26	32
Business Combinations, Exit Activities and Other Special Items, Net	13	(56)	25	(39)
Income from Operations	193	324	414	602
Nonoperating Pension and Postretirement Benefit Expense	(1)	—	(1)	(1)
Interest Expense, Net	(53)	(60)	(104)	(119)
Income before Income Taxes	139	264	309	482
Income Tax Expense	(35)	(74)	(78)	(127)
Net Income	$104	$190	$231	$355

Net Income Per Share – Basic	$0.35	$0.62	$0.77	$1.16
Net Income Per Share – Diluted	$0.34	$0.62	$0.76	$1.15

Weighted Average Number of Shares Outstanding – Basic	301.2	305.7	301.7	306.7
Weighted Average Number of Shares Outstanding – Diluted	301.6	306.9	302.4	307.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	$157
Receivables, Net	866	759
Inventories, Net	1,805	1,754
Assets Held for Sale	18	15
Other Current Assets	159	99
Total Current Assets	2,968	2,784
Property, Plant and Equipment, Net	5,598	5,258
Goodwill	2,063	1,993
Intangible Assets, Net	698	667
Other Assets	468	442
Total Assets	$11,795	$11,144

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$443	$39
Accounts Payable	977	1,116
Other Accrued Liabilities	652	748
Total Current Liabilities	2,072	1,903
Long-Term Debt	5,392	5,145
Deferred Income Tax Liabilities	626	613
Other Noncurrent Liabilities	486	470

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 297,068,106 and 300,163,372 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	3	3
Capital in Excess of Par Value	1,990	2,054
Retained Earnings	1,494	1,410
Accumulated Other Comprehensive Loss	(269)	(455)
Total Graphic Packaging Holding Company Shareholders’ Equity	3,218	3,012
Noncontrolling Interest	1	1
Total Equity	3,219	3,013
Total Liabilities and Shareholders' Equity	$11,795	$11,144

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$231	$355
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	261	281
Amortization of Deferred Debt Issuance Costs	3	3
Deferred Income Taxes	16	(70)
Gain on Disposal of Business	—	(75)
Share-Based Compensation Expense, Net	(1)	37
Other, Net	(13)	(10)
Changes in Operating Assets and Liabilities	(404)	(357)
Net Cash Provided by Operating Activities	93	164

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(541)	(580)
Acquisition of Businesses and Assets	(29)	—
Proceeds from the Sale of Business and Properties	12	711
Beneficial Interest on Sold Receivables	110	96
Beneficial Interest Obtained in Exchange for Proceeds	(54)	(50)
Other, Net	(3)	(2)
Net Cash (Used in) Provided by Investing Activities	(505)	175

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(110)	(200)
Retirement of Long-Term Debt	—	(400)
Payments on Debt	(6)	(19)
Proceeds from Issuance of Debt	99	756
Borrowings under Revolving Credit Facilities	2,077	2,479
Payments on Revolving Credit Facilities	(1,599)	(2,892)
Repurchase of Common Stock related to Share-Based Payments	(32)	(23)
Debt Issuance Costs	(1)	(14)
Dividends Paid	(63)	(61)
Other, Net	(3)	6
Net Cash Provided by (Used in) Financing Activities	362	(368)
Decrease in Cash and Cash Equivalents	(50)	(29)
Effect of Exchange Rate Changes on Cash	13	(8)
Net Decrease in Cash and Cash Equivalents	(37)	(37)
Cash and Cash Equivalents at Beginning of Period	157	162
Cash and Cash Equivalents at End of Period	$120	$125

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude gains or charges associated with: the Company's business combinations, facility shutdowns, and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2025	2024	2025	2024
Net Income	$104	$190	$231	$355
Add (Subtract):
Income Tax Expense	35	74	78	127
Interest Expense, Net	53	60	104	119
Depreciation and Amortization	131	134	263	283
EBITDA	323	458	676	884
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	13	(56)	25	(39)
Adjusted EBITDA	$336	$402	$701	$845

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.3%	18.0%	16.2%	18.8%

Net Income	$104	$190	$231	$355
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	13	(56)	25	(39)
Accelerated Depreciation Related to Exit Activities	4	3	8	15
Amortization Related to Purchased Intangible Assets	15	15	34	31
Tax Impact of Adjustments	(8)	31	(16)	24
Adjusted Net Income	$128	$183	$282	$386

Adjusted Earnings Per Share – Basic	$0.42	$0.60	$0.93	$1.26
Adjusted Earnings Per Share – Diluted	$0.42	$0.60	$0.93	$1.25

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	June 30, 2025	June 30, 2024	December 31, 2024
Net Income	$534	$721	$658
Add (Subtract):
Income Tax Expense	180	216	229
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	215	240	230
Depreciation and Amortization	541	600	561
EBITDA	$1,469	$1,776	$1,677
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	69	8	5
Adjusted EBITDA	$1,538	$1,784	$1,682

Calculation of Net Debt:	June 30, 2025	June 30, 2024	December 31, 2024
Short-Term Debt and Current Portion of Long-Term Debt	$443	$327	$39
Long-Term Debt (a)	5,416	4,958	5,170
Less:
Cash and Cash Equivalents	(120)	(125)	(157)
Net Debt	$5,739	$5,160	$5,052

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.7	2.9	3.0
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended June 30,
In millions	2025	2024
Net Cash Provided by Operating Activities	$93	$164
Net Cash Receipts from Receivables Sold included in Investing Activities	56	46
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	33	39
Adjusted Net Cash Provided by Operating Activities	$182	$249
Capital Spending	(541)	(580)
Adjusted Cash Flow	$(359)	$(331)